Exhibit 99.1

Entravision Communications Corporation Receives Notification of NYSE Compliance

SANTA MONICA, CALIFORNIA, April 12, 2021 – Entravision Communications Corporation (NYSE: EVC) (“Entravision or “the Company”) announced today that the Company has received notification from the New York Stock Exchange (“NYSE”) that it has officially regained compliance with exchange listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual (the “NYSE Rules”).

On March 16, 2021 the Company filed Form 12b-25 with the Securities and Exchange Commission (“SEC”) in which it stated that as a result of Entravision’s expanding business operations, primarily related to the acquisition of a majority interest in a company that, collectively with its subsidiaries, does business under the name Cisneros Interactive, the Company has experienced unexpected delays in the completion of its audit of its financial statements for the year ended December 31, 2021. This was followed by a letter from the NYSE on April 7, 2021 in which the Exchange noted that the Company was not in compliance with continued listing requirements due the delay in its 10-K filing past the extension provided by Rule 12b-25. Post the Company filing its 10-K on April 12, 2021, the NYSE cured Entravision of any incompliance related to the Company’s listing requirements and removed the company from the late filer’s list on the Listed Standards Filing Status page on www.nyse.com. To view Entravision’s SEC filings, please refer to the SEC website or visit the SEC Filings page at investor.entravision.com.

About Entravision Communications Corporation

Entravision is a diversified global media, marketing and technology company serving clients throughout the United States and in more than 20 countries across Latin America, Europe, and Asia.  Entravision has 54 television stations and is the largest affiliate group of the Univision and UniMás television networks, and 48 Spanish-language radio stations that feature nationally recognized, award-winning talent.  Our dynamic digital portfolio includes Entravision Digital, which serves SMBs in high-density U.S. Latino markets and provides cutting-edge mobile programmatic solutions and demand-side platforms that allow advertisers to execute performance campaigns using machine-learned bidding algorithms, along with Cisneros Interactive, a leader in digital advertising solutions in the Latin American and U.S. Hispanic markets representing major technology platforms.  Shares of Entravision Class A Common Stock trade on The New York Stock Exchange under the ticker symbol: EVC. Learn more about all of our media, marketing and technology offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward Looking Statements

This press release contains certain forward-looking statements, including without limitation the Company’s current expectations and intentions with respect to the filing of its Form 10-K. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addoir.com